Exhibit 10.5

Form of Amendment to Employment Agreement by and between Six Flags Entertainment Corporation and Certain Executives—Walter S. Hawrylak and Brett Petit

This Amendment No. 1 (“Amendment”) between                                           and Six Flags Entertainment Corporation amends that certain Employment Agreement, dated as of November 29, 2010 (the “Agreement”) between                                         and Six Flags Entertainment Corporation.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

1.               Effective as of January 1, 2012, Section 3(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)         Annual Bonus.  During the Term, Executive shall have a target bonus opportunity (“Target Bonus”) of 62.5% of Base Salary.  Any annual bonus payable to Executive shall be paid during the calendar year following the calendar year performance year and no later than five days following the filing of the Company’s Form 10-K for the performance year (or, if the Company is not required to or does not file a Form 10-K, no later than five days following the completion of the audit of the applicable performance year).”

2.               Except as set forth in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned execute this Amendment as of the date set forth below.

SIX FLAGS ENTERTAINMENT CORPORATION

By:		Date:
Name:
Title:

[ ]		Date: